CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-QSB of HSM Holdings, Inc. for the period ending June 30, 2007, I, Anthony Hu , Chief Executive Officer of HSM Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-QSB for the year ending June 30, 2007,, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the year ended June 30, 2007, fairly represents in all material respects, the financial condition and results of operations of HSM Holdings, Inc.

Date: August 9, 2007

HSM Holdings, Inc.

By: /s/ Anthony Hu
Chief Executive Officer